UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 24, 2013

Jacobs Engineering Group Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

1111 S. Arroyo Parkway, Pasadena, California	91105
(Address of principal executive offices)	(Zip code)

Registrant's telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On January 24, 2013, the shareholders of Jacobs Engineering Group Inc. (the "Company") approved the amendment and restatement of the Company's 1999 Stock Incentive Plan (as amended and restated, the "Stock Incentive Plan") at the Company's Annual Meeting of Shareholders (the "Meeting") to (i) to increase the number of shares of common stock reserved for issuance under the Stock Incentive Plan from 18,700,000 to 25,600,000 and to provide that shares subject to options and stock appreciation rights (“SARs”) will be counted against this limit as one share for every one share granted, but any shares that are subject to awards other than options or SARs will be counted against this limit as 1.92 shares for every one share granted; (ii) to provide, subject to certain exceptions, for a three-year minimum vesting period for time-based awards of restricted stock or restricted stock units and a one-year minimum vesting period for performance-based awards of restricted stock or restricted stock units; (iii) to provide for the award of SARs; (iv) to provide that in the event that on the last business day of the term of an option or SAR either (A) the exercise of the option (other than an incentive stock option) or SAR is prohibited by applicable law or (B) shares may not be purchased or sold by certain participants due a “black-out period” or a “lock-up” agreement, such term shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement; (v) in light of the new share counting provisions, to eliminate the Stock Incentive Plan's limit on the number of shares that may be issued pursuant to awards of restricted stock and restricted stock units; (vi) to extend the term of the Stock Incentive Plan to November 15, 2022; (vii) to provide that awards may be granted that are subject to and comply with Section 409A of the Internal Revenue Code of 1986, as amended; and  (viii) to make certain other clarifying and ministerial changes.

The foregoing summary description of the Stock Incentive Plan as amended and restated following the Meeting is qualified in its entirety by reference to the actual terms of the Stock Incentive Plan as so amended and restated, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  For additional information regarding the Stock Incentive Plan, please refer to Proposal No. 2 (Approval of Amendment and Restatement of the 1999 Stock Incentive Plan) on pages 5-16 of the Company's 2013 Proxy Statement, as filed with the Securities and Exchange Commission on December 14, 2012.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)
On January 24, 2013, the Board of Directors of the Company amended and restated the Company's bylaws to amend Section 3.02 to provide for a decrease in the number of authorized directors from eleven to ten.  No other changes were made to the bylaws.  The foregoing summary is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)	On January 24, 2013, the Company held its Annual Meeting of Shareholders, at which the following items were voted upon:

(1)    Election of Directors:

Nominee	For	Against	Abstain
Robert C. Davidson, Jr.	95,825,317	1,531,757	110,070
Ralph E. Eberhart	95,883,451	1,474,121	109,572
Edward V. Fritzky	96,531,352	803,394	132,398
Christopher M.T. Thompson	96,279,765	1,081,510	105,869
There were 16,035,201 broker non-votes in the election of directors.

(2)	Approval of an amendment to and restatement of the Company's 1999 Stock Incentive Plan to increase the authorized number of shares by 6,900,000 and to make certain other changes:

For	Against	Abstain
91,192,983	6,126,277	147,884
There were 16,035,201 broker non-votes on the proposal.

(3)	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending September 27, 2013:

For	Against	Abstain
112,207,979	1,106,598	187,768
There were no broker non-votes on the proposal.
(4)    Advisory vote on the Company's executive compensation:

For	Against	Abstain
95,660,068	1,419,182	387,894
There were 16,035,201 broker non-votes on the proposal.
(5)    Shareholder proposal regarding declassification of the Board of Directors:

For	Against	Abstain
80,084,717	17,094,250	288,177

There were 16,035,201 broker non-votes on the proposal.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amended and Restated Bylaws dated January 24, 2013
10.1	Jacobs Engineering Group Inc. 1999 Stock Incentive Plan, as Amended and Restated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENGINEERING GROUP INC.

By:    /s/ John W. Prosser, Jr.
Name:    John W. Prosser, Jr.
Title:    Executive Vice President
Finance and Administration

Date:    January 25, 2013